Exhibit 4.05

$100,600,000

MARICOPA COUNTY, ARIZONA

POLLUTION CONTROL CORPORATION

$63,500,000	$37,100,000
Pollution Control Refunding Revenue Bonds,	Pollution Control Refunding Revenue Bonds,
2009 Series A	2009 Series B
(El Paso Electric Company Palo Verde Project)	(El Paso Electric Company Palo Verde Project)

BOND PURCHASE AGREEMENT

March 19, 2009

Maricopa County, Arizona Pollution Control Corporation

c/o Ryley Carlock & Applewhite

One North Central Avenue

Suite 1200

Phoenix, Arizona 85004

Attention: President

Ladies and Gentlemen:

J.P. Morgan Securities Inc., authorized to act on behalf of the Underwriters as Senior Manager (the “Senior Manager”), and BNY Mellon Capital Markets, LLC (together with the Senior Manager, the “Underwriters”), offer to enter into this Bond Purchase Agreement (the “Bond Purchase Agreement”) with the Maricopa County, Arizona Pollution Control Corporation (hereinafter called the “Issuer”) which, upon your acceptance of this offer, will be binding upon the Issuer and upon the Underwriters. This offer is made subject to your acceptance of this Bond Purchase Agreement hereof on or before 11:59 p.m., New York City time, on the date hereof, and shall become effective upon your mutual acceptance hereof.

1. Purchase and Sale of the Bonds.

a. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein and in the Indemnity Agreement (as defined herein), the Issuer hereby agrees to sell and deliver to the Underwriters, all, but not less than all of, $63,500,000 aggregate principal amount of its Maricopa County, Arizona Pollution Control Corporation Pollution Control Refunding Revenue Bonds, 2009 Series A (El Paso Electric Company Palo Verde Project) (the “Series A Bonds”) and $37,100,000 aggregate principal amount of its Maricopa County, Arizona Pollution Control Corporation Pollution Control Refunding Revenue Bonds, 2009 Series B (El Paso Electric Company Palo Verde Project) (the “Series B Bonds,” together with the Series A Bonds, the “Bonds”) and the Underwriters hereby agree, jointly and severally, to purchase from the Issuer all of such Bonds. The purchase price for the Bonds shall be 100% of the principal amount. The Bonds shall bear interest at the rates, shall mature on the dates, and shall have the terms set forth in the Official Statement and Schedule III hereto.

b. The Bonds will be issued pursuant to separate Indentures of Trust, dated as of March 1, 2009 for the Series A Bonds and March 1, 2009 for the Series B Bonds (collectively, the “Indenture”) between the Issuer and Union Bank, N.A., as Trustee (the “Trustee”), and a resolution adopted by the Issuer on March 17, 2009 (the “Bond Resolution”) to provide for the refinancing of certain pollution control facilities of the Company (the “Project”), pursuant to separate Loan Agreements, dated as of March 1, 2009 for the Series A Bonds and March 1, 2009 for the Series B Bonds (collectively, the “Loan Agreement”), between the Issuer and El Paso Electric Company (the “Company”), and in accordance with the provisions of a Tax Certificate of the Issuer dated the date of issuance of the Bonds and a Tax Certificate of the Company dated the date of issuance of the Bonds (the “Tax Certificates”). Such refinancing is to be accomplished by the redemption or purchase and cancellation of two prior series of bonds, originally issued by the Issuer in 2005 (the “Prior Bonds”) and described in the separate Indentures of Trust thereof, on April 3, 2009 with respect to the Series A Bonds and on April 1, 2009 with respect to the Series B Bonds.

c. No provision, covenant or agreement in this Bond Purchase Agreement or any obligation in this Bond Purchase Agreement imposed upon the Issuer, or the breach thereof, shall constitute an indebtedness of the Issuer within the meaning of any state constitutional provision or statutory limitation or shall constitute or give rise to a pecuniary liability of the Issuer or a charge against the general credit or taxing powers of the Issuer. No covenant or agreement contained in this Bond Purchase Agreement shall be deemed to be a covenant or agreement of any officer, agent or employee of the Issuer in his or her individual capacity, and neither the members of the Issuer Council of the Issuer nor any official shall be liable personally or be subject to any personal liability or accountability by reason of the execution of this Bond Purchase Agreement or the issuance or sale of the Bonds.

d. The Company is entering into a Continuing Disclosure Agreement dated as of the Closing Date (as defined in Section 6 hereof) between the Company and the Trustee (the “Continuing Disclosure Agreement”), pursuant to which the Company will undertake to provide annual reports and other documents and notice of certain material events. The Company also will provide a certificate which states that the Preliminary Official Statement (as described below) is deemed final as of its date for purposes of Rule 15c2-12 (“Rule 15c2-12”) under the Exchange Act (hereinafter defined), except for the information not required to be included therein under Rule 15c2-12.

2. Official Statement; Deliveries upon Acceptance; End of the Underwriting Period.

a. The Preliminary Official Statement, dated March 11, 2009 describing, among other things, the Issuer, the Bonds, the Loan Agreement, and the Continuing Disclosure Agreement including the cover page and the Appendices thereto, as amended to the date hereof, is hereinafter referred to as the “Preliminary Official Statement.” The Official Statement, to be dated the date hereof, in substantially the form of the

Preliminary Official Statement, with such changes as may be necessary to conform to the terms of this Bond Purchase Agreement and as have been mutually agreed to by the Company and the Underwriters, is hereinafter called the “Official Statement.” The terms “amendment” and “supplement” as used in this Bond Purchase Agreement include, but such terms are not limited to, all documents filed by the Company with the Securities and Exchange Commission (the “Commission”) subsequent to the date hereof pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Official Statement is attached hereto as Exhibit A.

b. Prior to or concurrently with the acceptance hereof by the Issuer, the Underwriters shall have obtained or received:

i.	copies of all documents incorporated by reference in the Official Statement through the date of acceptance hereof by the Issuer;

ii.	certified copies of the Bond Resolution in the form it was adopted; and

iii.	the Representation and Indemnity Agreement between the Company and the Issuer and the Underwriters dated the date hereof (the “Indemnity Agreement”), in substantially the form of Exhibit B attached hereto.

c. Unless otherwise notified in writing by the Underwriters, the Issuer and the Company may assume that the “end of the underwriting period” for purposes of Rule 15c2-12 under the Securities Exchange Act of 1934, as amended (“Rule 15c2-12”), shall be the date of the Closing (as defined in Section 6 hereof). In the event such notice is so given in writing by the Underwriters, the Underwriters agree to notify the Issuer and the Company in writing following the occurrence of the “end of the underwriting period” for the Bonds as defined in Rule 15c2-12. The “end of the underwriting period” as used in this Bond Purchase Agreement shall mean the date of the Closing (as defined in Section 6 hereof) or such later date as to which notice is given by the Underwriters in accordance with the preceding sentence.

d. The Official Statement may be delivered in printed and/or electronic form to the extent permitted by applicable rules of the Municipal Securities Rulemaking Board and as may be agreed by the Issuer, the Company and the Senior Manager. If the Official Statement has been prepared in electronic form, the Issuer hereby confirms that it does not object to distribution of the Official Statement in electronic form.

3. Sale to Underwriters.

It shall be a condition to the Issuer’s obligations to sell and deliver the Bonds to the Underwriters and to the Underwriters’ obligation to purchase, to accept delivery of and to pay for the Bonds that the entire principal amount of the Bonds shall be issued, sold and delivered by the Issuer and purchased, accepted and paid for by the Underwriters at the Closing.

4. Use of Documents.

The Issuer hereby acknowledges the use by the Underwriters of the Preliminary Official Statement and the Official Statement including any supplements thereto or amendments thereof, and the information therein contained in connection with the public offering and sale of the Bonds. Neither the Issuer nor any official or employee thereof shall assume or have any responsibility as to the accuracy or completeness of the information in the Preliminary Official Statement or the Official Statement.

5. Representations and Warranties of the Issuer.

The Issuer hereby represents and warrants to the Underwriters that the representations and warranties set forth in Schedule II are true, accurate and complete on and as of the date of this Bond Purchase Agreement.

6. Closing.

a. At 10:00 a.m., New York City time on March 26, 2009, or at such other time, date (the “Closing Date”) and place as shall have been mutually agreed upon by the Issuer, the Company and the Underwriters (the “Closing”), subject to the terms and conditions hereof, the Bonds will be delivered to the Underwriters duly executed and authenticated, together with the other documents hereinafter mentioned, and the Underwriters will, subject to the terms and conditions hereof, accept such delivery and pay the purchase price of the Bonds as set forth in Section 1 hereof by wire transfer of Federal or other immediately available funds payable to the order of the Trustee for the account of the Issuer. The Closing shall be held at the offices of Katten Muchin Rosenman LLP in Los Angeles, CA, or such other place as shall have been mutually agreed upon by the Issuer, the Company and the Underwriters.

b. Delivery of the Bonds shall be made at The Depository Trust Company (“DTC”), 55 Water Street, New York, New York 10041, and will be delivered to the Trustee to be held in its custody pursuant to a FAST Delivery arrangement with and on behalf of DTC. The Bonds shall be delivered in fully registered form bearing one or more CUSIP numbers without coupons and registered in the name of Cede & Co. and shall be made available to the Underwriters at least one business day before the Closing for purposes of inspection.

7. Closing Conditions.

a. The obligations of the Underwriters to purchase and pay for the Bonds will be subject to the accuracy of the representations and warranties on the part of the Issuer in this Bond Purchase Agreement, to the accuracy of the representations and warranties on part of the Company in the Indemnity Agreement, to the accuracy of the statements of the Issuer and Company officers made pursuant to the provisions of this Bond Purchase Agreement and of the Indemnity Agreement, respectively, to the performance by the Issuer and the Company of their obligations hereunder and under the Indemnity Agreement, respectively, to the satisfaction of the conditions set forth herein and in the Indemnity Agreement and to the Underwriters having received, at or prior to the Closing, each of the following:

i.	A copy of the Official Statement, and any amendment thereof or supplement thereto through the date of Closing (if any);

ii.	An executed copy of each of the Indenture, the Loan Agreement, the Escrow Agreement, dated as of March 26, 2009 (the “Escrow Agreement”) between the Company and Union Bank, N.A. as trustee for the Prior Bonds, and the Continuing Disclosure Agreement which shall have been executed and delivered by the parties thereto in substantially the same form as the drafts referenced herein, with such changes (1) as shall have been previously furnished to the Underwriters and (2) as to which the Senior Manager shall not have reasonably objected;

iii.	Opinions, dated the date of Closing, of (1) Ryley Carlock & Applewhite, Issuer’s counsel; (2) Katten Muchin Rosenman LLP, bond counsel; (3) Davis Polk & Wardwell, counsel to the Company; (4) Perkins Coie Brown & Bain, Arizona counsel to the Company; (5) Clark, Thomas & Winters, a Professional Corporation, Texas counsel to the Company; (6) White & Case LLP, FERC counsel to the Company; (7) Randall W. Childress, P.C., New Mexico counsel to the Company, and (8) Squire, Sanders & Dempsey L.L.P., counsel to the Underwriters, in each case in such form as shall have been approved by the Underwriters;

iv.	A reliance letter, dated the date of Closing, from Katten Muchin Rosenman LLP, bond counsel, addressed to the Underwriters, to the effect that the Underwriters may rely on their opinion relating to the Bonds, a form of which is attached to the Official Statement as Exhibit B, as if such opinion had been addressed to the Underwriters;

v.	Certified copies of the Bond Resolution and all other resolutions of the Issuer relating to the Bonds;

vi.

A certificate or certificates, dated the date of Closing, of the President of the Issuer or other duly authorized officer or official of the Issuer satisfactory to the Senior Manager and counsel to the Underwriters, to the effect that: (1) each of the representations and warranties set forth in Schedule II is true, accurate and complete, in all material respects, on and as of the date of the Closing and the Issuer has duly performed all of its obligations herein to be performed at or prior to the Closing; and (2) the Bonds, and each of the agreements of the Issuer set forth in this Bond Purchase Agreement to be complied with at or prior to the Closing, as executed by the Issuer, are in the form or in substantially the form approved for such execution by appropriate proceedings of the Issuer;

vii.	A certificate, dated the date of Closing, signed by an Authorized Borrower Representative, as defined in the Indenture, of the Company to the effect that (1) each of the representations and warranties set forth in Schedule I is true, accurate and complete, in all material respects, on and as of the date of the Closing; and (2) each of the agreements of the Company to be complied with and each of the obligations to be performed by the Company pursuant to the Indemnity Agreement, the Loan Agreement, the Escrow Agreement, and the Continuing Disclosure Agreement on or before the date of the Closing have been complied with and performed;

viii.	Evidence that the Bonds shall have received a long-term rating from Standard & Poor’s Corporation and Moody’s Investors Services Inc. of BBB and Baa, respectively, or better;

ix.	A certificate as to arbitrage, dated the date of the Closing, executed by an authorized officer of the Issuer as to such matters as are required by Bond Counsel to render its opinion as to the exclusion from gross income for Federal income tax purposes of interest on the Bonds;

x.	A letter or letters, dated the date of the Closing, of the Company confirming and acknowledging certain of the facts required for the certificate as to arbitrage required by clause (ix) of this Section 7(a);

xi.	Such additional certificates, opinions and other documents as the Underwriters may reasonably request to evidence the due satisfaction at or prior to such time of all conditions then to be satisfied in connection with the transactions contemplated hereby;

b. The Underwriters shall have received, at the Closing Date, “an agreed upon procedure” letter dated the Closing Date, in form and substance satisfactory to the Senior Manager from KPMG, LLP, independent public accountants, containing the information and statements of the type ordinarily included in such “agreed upon procedure” letters dated the Closing Date;

c. All of the opinions, letters, certificates, instruments and other documents mentioned above or elsewhere in this Bond Purchase Agreement or in the Indemnity Agreement shall be deemed to be in compliance with the provisions hereof if, but only if, they are in form and substance reasonably satisfactory to the Senior Manager; and

d. If the conditions to the obligations of the Underwriters to purchase, to accept delivery of and to pay for the Bonds contained in this Bond Purchase Agreement are not satisfied, or if the obligations of the Underwriters to purchase, to accept delivery of and to pay for the Bonds shall be terminated for any reason permitted by this Bond Purchase Agreement, this Bond Purchase Agreement shall terminate and neither the Underwriters nor the Issuer shall be under any further obligation hereunder, except that the obligations of the Underwriters set forth in Section 11 hereof shall continue in full force and effect.

8. Termination. The Underwriters shall have the right to terminate in their absolute discretion the Underwriters’ obligations under this Bond Purchase Agreement to purchase, to accept delivery of and to pay for the Bonds by the Senior Manager notifying the Company and the Issuer of their election to do so if, after the execution hereof and prior to the Closing:

a. legislation (including any amendment thereto) shall have been introduced in or adopted by either House of the Congress of the United States or recommended to the Congress or otherwise endorsed for passage by the President of the United States, the Treasury Department of the United States, the Internal Revenue Service or the Chairman or ranking minority member of the Committee on Finance of the United States Senate or the Committee on Ways and Means of the United States House of Representatives, or legislation is proposed for consideration by either such committee by any member thereof or presented as an option for consideration by either such committee by the staff of such committee, or by the staff of the Joint Committee on Taxation of the Congress of the United States, or a bill to amend the Internal Revenue Code (which, if enacted, would be effective as of a date prior to the Closing) shall be filed in either house, or (ii) a decision shall have been rendered by a court established under Article II of the Constitution of the United States, by the United States Tax Court, or by an Arizona State or local court, or (iii) an order, filing, ruling or regulation shall have been issued or proposed by or on behalf of the Treasury Department of the United States or the Internal Revenue Service or any other agency of the United States, or (iv) a release or official statement shall have been issued by the President of the United States or by the Treasury Department of the United States or by the Internal Revenue Service, the effect of which, in any such case described in clause (i), (ii), (iii), or (iv), would be to impose, directly or indirectly, federal income taxation upon interest received on obligations of the general character of the Bonds or upon income of the general character to be derived by the Issuer, other than as imposed on the Bonds under the federal tax laws in effect on the date hereof, in such a manner as in the judgment of the Senior Manager would make it impracticable to market the Bonds on the terms and in the manner contemplated in the Official Statement;

b. any action shall have been taken by the Commission or by a court which would require registration of any security under the Securities Act of 1933 (the “Securities Act”), or qualification of any indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), in connection with the public offering of the Bonds, or any action shall have been taken by any court or by any governmental authority suspending the use of the Official Statement or any amendment or supplement thereto, or any proceeding for that purpose shall have been initiated or threatened in any such court or by any such authority;

c.(i) the Constitution of the State of Arizona shall be amended or an amendment shall be proposed, or (ii) legislation shall be enacted, or (iii) a decision shall have been rendered as to matters of Arizona law, or (iv) any order, ruling or regulation shall have been issued or proposed by or on behalf of the State of Arizona by an official, agency or department thereof, affecting, in each case, the tax status of the Issuer, its property or income, its notes or bonds (including the Bonds) or the interest thereon, which in the judgment of the Senior Manager would make it impracticable to sell the Bonds on the terms and in the manner contemplated in the Official Statement;

d. any fact or event shall exist or have existed that, in the judgment of the Senior Manager, requires or has required an amendment of or supplement to the Official Statement;

e.(i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, Inc., the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Issuer or the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Senior Manager, impractical or inadvisable to proceed with the offering or delivery of the Bonds as contemplated by the Official Statement;

f. there shall have occurred any downgrading, or any notice shall have been given of any intended or potential downgrading or negative change in the rating accorded any of the Company’s obligations (including the rating to be accorded the Bonds) by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

g. legislation shall have been enacted by the federal government or the State of Arizona, a decision of any federal or State of Arizona court shall have been made, or a ruling or regulation (proposed, temporary or final) of the Commission or other governmental agency shall have been made or issued that, in the reasonable opinion of counsel for the Underwriters, has the effect of requiring the contemplated distribution of the Bonds or any agreement offered in connection therewith to be registered under the Securities Act or the Indenture to be qualified under the Trust Indenture Act; or

h. legislation shall have been enacted by the federal government or the State of Arizona, a decision of any federal or State of Arizona court shall have been made, or a ruling or regulation (proposed, temporary or final) of any governmental authority, board, agency or commission shall have been made or issued that, in the reasonable opinion of counsel for the Underwriters, prohibits the purchase of and payment for the Bonds by the Underwriters, or the sale of the Bonds by the Underwriters, on the terms and conditions herein provided.

9. Conditions of the Issuer’s Obligation. The Issuer’s obligation to deliver the Bonds is subject to the performance of the obligations of the Underwriters hereunder, and is also subject to the following conditions:

a. As of the Closing, no litigation shall be pending or, to the knowledge of the President of the Issuer, threatened against the Issuer to restrain or enjoin the issuance or sale of the Bonds or in any way affecting any authority for or the validity of the Bonds, the Indenture or the Loan Agreement.

b. As of the Closing, the Issuer shall receive and be entitled to rely upon the certificate of the Company referred to in clause (vii) of Section 7(a) of this Bond Purchase Agreement and shall have received and be entitled to rely upon the opinions of Katten Muchin Rosenman LLP as bond counsel; Squire, Sanders & Dempsey L.L.P. as counsel to the Underwriters; Davis Polk & Wardwell, counsel to the Company; Clark, Thomas & Winters, a Professional Corporation, Texas counsel to the Company; Perkins Coie Brown & Bain, Arizona counsel to the Company; White & Case LLP, FERC counsel to the Company; and Randall W. Childress, P.C., New Mexico counsel, all pursuant to clause (iii) of Section 7(a) of this Bond Purchase Agreement, and also shall have received the opinion of its counsel, Ryley Carlock & Applewhite.

c. All opinions, certificates and other documents relating to the participation by the Issuer in the transactions contemplated by this Bond Purchase Agreement shall be satisfactory in form and substance to the Issuer and its counsel.

d. As of the Closing, the Issuer shall receive and be entitled to rely upon such additional opinions and certificates as it may reasonably request.

e. The Indenture shall be effective.

f. If any condition to the obligations of the Issuer contained in this Bond Purchase Agreement to be satisfied at or prior to the Closing is not so satisfied, the Issuer may, in its discretion, waive such condition or may terminate this Bond Purchase Agreement, and if this Bond Purchase Agreement is so terminated, or if the obligations of the Issuer shall be terminated for any other reason permitted by this Bond Purchase Agreement, neither the Underwriters nor the Issuer shall have any further obligations hereunder.

10. Expenses.

a. The Underwriters and the Issuer shall be under no obligation to pay, and the Company shall pay as provided in the Indemnity Agreement, any expenses incident to the performance of the Issuer’s obligations hereunder and to the issue, sale and delivery of the Bonds to the Underwriters, including, but not limited to (i) the cost of the preparation, printing and delivery of the Preliminary Official Statement and the Official Statement; (ii) the cost of preparation, printing and delivery of the Loan Agreement, the Indemnity Agreement, the Indenture, the Escrow Agreement, the Continuing Disclosure Agreement and all related documents and preparation and delivery of the Bonds; (iii) the reasonable fees and expenses of Katten Muchin Rosenman LLP, bond counsel; (iv) the reasonable fees and expenses of Squire, Sanders & Dempsey L.L.P., counsel to the Underwriters; (v) the reasonable fees and expenses of Davis Polk & Wardwell, counsel to the Company; (vi) the reasonable fees and expenses of Ryley Carlock & Applewhite, counsel to the Issuer; (vii) the reasonable fees and expenses of Perkins Coie Brown & Bain for their services as Arizona counsel to the Company; (viii) the reasonable fees and expenses of Clark, Thomas & Winters, a Professional Corporation, for their services as Texas counsel to the Company; (ix) the reasonable fees and expenses of White & Case LLP, FERC counsel to the Company, (x) the reasonable fees and expenses of Randall W. Childress, P.C., New Mexico counsel to the Company, (xi) the reasonable fees and expenses of KPMG, LLP for its services as the independent accountants of the Company; (xii) the fees, if any, for bond ratings; (xiii) compensation to the Underwriters in connection with the offering and sale of the Bonds in the amount of $1,257,500, payable to the order of the Senior Manager and delivered on the Closing Date in immediately available funds by wire transfer of federal or other immediately available funds; (xiv) the fee, if any, of DTC; (xv) the fees and expenses incurred in any qualification of the Bonds for sale under the securities laws of such jurisdictions as the Senior Manager may designate and in continuing such qualification in effect and (xvi) the fees and expenses of the Trustee and the Company. The Company shall pay for all expenses (included in the expense component of the spread) incurred on behalf of the Issuer’s employees which are incidental to implementing this Bond Purchase Agreement, including but not limited to, meals, transportation, lodging and entertainment of employees.

b. The Underwriters shall be reimbursed for all reasonable out-of-pocket expenses incurred by them in connection with the public offering of the Bonds (excluding the fees and expenses of Squire, Sanders & Dempsey L.L.P., which the Company has agreed to pay pursuant to clause (iv) of Section 10(a) hereof and Section 5(i) of the Indemnity Agreement).

c. If this Bond Purchase Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Issuer to comply with the terms or to fulfill any of the conditions of this Bond Purchase Agreement, or if for any reason the Issuer shall be unable to perform its obligations under this Bond Purchase Agreement, the Company as provided in the Indemnity Agreement will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Bond Purchase Agreement or the offering contemplated hereunder.

11. Indemnification.

a. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer, each of its officials, directors, officers and employees, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Senior Manager on behalf of the Underwriters specifically for inclusion in the Official Statement (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer acknowledges that the statements set forth in the inside cover page regarding the delivery of the Bonds, the legend in block capital letters and the related disclosure therein concerning stabilization and, under the heading “UNDERWRITING”, and the paragraph related to stabilization in the Official Statement, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Official Statement (or in any amendment or supplement thereto).

b. Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

12. Notices. Any notice or other communication to be given to the Issuer under this Bond Purchase Agreement may be given by delivering the same in writing to Maricopa County,

Arizona Pollution Control Corporation c/o Ryley Carlock & Applewhite, One North Central Avenue, Suite 1200, Phoenix, Arizona 85004, Attention: President and any notice or other communication to be given to the Underwriters under this Bond Purchase Agreement may be given by delivering the same in writing to the Senior Manager at 383 Madison Avenue, 23rd Floor, New York, New York 10179, Attention: Ivan Naguit, Executive Director.

13. Parties in Interest. This Bond Purchase Agreement as heretofore specified shall constitute the entire agreement between us and is made solely for the benefit of the Issuer, the Underwriters (including successors or assigns of the Underwriters) and no other person shall acquire or have any right hereunder or by virtue hereof. No purchaser of any of the Bonds from the Underwriters shall be construed a successor or assign merely by reason of such purchase. This Bond Purchase Agreement may not be assigned by the Issuer or the Underwriters. All of the Issuer’s representations, warranties and agreements contained in this Bond Purchase Agreement shall remain operative and in full force and effect regardless of (i) any investigations made by or on behalf of the Underwriters; and (ii) delivery of and payment for the Bonds pursuant to this Bond Purchase Agreement.

14. Choice of Law. THIS BOND PURCHASE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ARIZONA.

15. Severability. If any provision of this Bond Purchase Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions because it conflicts with any provisions of any constitution, statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Bond Purchase Agreement invalid, inoperative or unenforceable to any extent whatever.

16. Business Day. For purposes of this Bond Purchase Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading.

17. Section Headings. Section headings have been inserted in this Bond Purchase Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Bond Purchase Agreement and will not be used in the interpretation of any provisions of this Bond Purchase Agreement.

18. Counterparts. This Bond Purchase Agreement may be executed in several counterparts each of which shall be regarded as an original (with the same effect as if the signatures thereto and hereto were upon the same document) and all of which shall constitute one and the same document.

19. Statutory Notice. In accordance with the terms thereof, notice is hereby given of Title 38, Chapter 3, Section 38-511, Arizona Revised Statutes, which provides, among other things, that the State of Arizona, its political subdivisions or any department or agency of either may, within three years after its execution, cancel any contract, without penalty or further obligation, made by said State, its political subdivisions, or any of the departments or agencies of either if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of said State, its political subdivisions or any of the departments or agencies of either is, at any time while the contract or any extension of the contract is in effect, an employee or agent of any other party to the contract in any capacity or a consultant to any other party of the contract with respect to the subject matter of the contract.

20. Authority of Senior Manager. The Senior Manager hereby represents that it has been authorized by the Underwriters to take all action hereunder on behalf of the Underwriters.

If the foregoing is in accordance with the Issuer’s understanding of the agreement between the Issuer and the Underwriters, kindly sign and return to the undersigned the enclosed duplicate hereof, whereupon it will constitute a binding agreement between the Issuer and the Underwriters in accordance with its terms.

Very truly yours,

J.P. MORGAN SECURITIES, INC., as Senior Manager

By:	/s/ Michael Altman
Name:	Michael Altman
Title:	Vice President

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Daniel C. de Menocal, Jr.
Name:	Daniel C. de Menocal, Jr.
Title:	Managing Director

Accepted and agreed to this      day of             , 2009

MARICOPA COUNTY, ARIZONA POLLUTION CONTROL CORPORATION

By:	/s/ Charles P. Dickinson, Jr.
Name:	Charles P. Dickinson, Jr.
Title:	Vice President

INDEX OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE I	Representations and Warranties of the Company

SCHEDULE II	Representations and Warranties of the Issuer

SCHEDULE III	Terms of Bonds to be Purchased by the Underwriters

EXHIBITS

EXHIBIT A	Official Statement

EXHIBIT B	Representation and Indemnity Agreement

Schedule I to

Bond Purchase Agreement

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(a) The Bonds, the Indenture and the Loan Agreement are fairly described in all material respects in the Official Statement. Neither the Official Statement nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that this representation and warranty shall not apply (i) to the information supplied under the caption “The Issuer” to the Official Statement, (ii) to Appendix B and C to the Official Statement, (iii) any information related to DTC or the Trustee (appointed under the Indenture) in the Official Statement, or (iv) to any statements made in reliance upon and in conformity with information furnished to the Company by the Underwriters in writing expressly for use therein. The Company hereby ratifies its prior authorization of the use of the Preliminary Official Statement and authorizes the use of the Official Statement in connection with the offer, sale and distribution of the Bonds.

(b) The Official Statement incorporates or will incorporate, by reference certain documents (the “Incorporated Documents”) filed or to be filed by the Company with the Securities and Exchange Commission (the “Commission”), which documents have been, and will be, prepared by the Company in conformity with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and copies of such documents have been and will be delivered to the Underwriters; provided, that any such documents filed with the Commission shall be deemed by the Underwriters to have been delivered thereto. All references in the Bond Purchase Agreement or in the Indemnity Agreement to information or statements contained in, set forth in or included in the Official Statement shall be deemed to relate equally to the material actually set forth therein as well as to the material incorporated therein from the Incorporated Documents.

(c) The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company by the Underwriters in writing expressly for use therein.

(d) The financial statements of the Company incorporated by reference in the Official Statement present fairly the financial condition of the Company as of the dates indicated and the results of its operations for the periods therein specified and said financial statements have been prepared in accordance with generally accepted accounting principles which have been consistently applied in all material respects throughout the periods involved except as noted therein.

(e) There has been no material adverse change in the condition of the Company, financial or otherwise, from that as of the latest dates as of which such condition is set forth or incorporated by reference in the Official Statement except as referred to therein; there has been no material transaction entered into by the Company since the dates as of which the financial condition of the Company is set forth or incorporated by reference in the Official Statement other than transactions referred to in the Official Statement.

(f) The execution and delivery of the Indemnity Agreement, the Loan Agreement, the Escrow Agreement, the Continuing Disclosure Agreement and the Official Statement, and the consummation of the transactions contemplated by each and fulfillment of the terms of each, does not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, operating or capital lease or other agreement or instrument to which the Company is a party, or the Articles of Incorporation or Bylaws of the Company, or any order, rule or regulation applicable to the Company of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over any of its properties, or any statute of any jurisdiction applicable to the Company; and, to the extent required by law, the Arizona Public Utilities Commission has approved the execution and delivery by the Company of the Loan Agreement and the Indemnity Agreement and all matters relating to the Company’s participation in the transactions contemplated thereby and by the Bond Purchase Agreement which require said approval. No other consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Company’s participation in connection therewith, except as have been obtained.

(g) No action, suit or proceeding, at law or in equity, is pending or threatened against the Company, and no proceedings are pending or threatened against the Company before or by any Federal or state commission, board or other administrative agency, wherein an unfavorable decision, ruling or finding would affect in any way the validity or enforceability of the Loan Agreement, the Escrow Agreement, the Continuing Disclosure Agreement, the Indemnity Agreement or the Official Statement (collectively, the “Company Documents”) or, except as may be set forth in the Official Statement, would materially adversely affect the business, operations or financial condition or income of the Company in any way.

(h) Each of the representations and warranties made by the Company set forth in Section 2.02 of the Loan Agreement is made herein as though set forth herein in full.

(i) The Company is a corporation duly incorporated under the laws of the State of Texas and is in good standing under the laws of the State of Texas, has power to enter into each Company Document and to perform and observe the agreements and covenants on its part contained in each Company Document and by proper corporate action has duly authorized the execution and delivery of each Company Document.

(j) The Company is not in breach of any of its covenants, agreements, representations or warranties contained in any Company Document.

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(k) Each Company Document constitutes or will constitute, as of the date of Closing, a valid and binding agreement of the Company enforceable in accordance with its terms.

(l) No “Event of Default”, or other similar event or circumstance has occurred and is continuing under the Indenture which, in any such case, would materially adversely affect the business, operations or financial condition or income of the Company in any way.

(m) The Company is not a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 2005.

(n) The Company acknowledges and agrees that (i) the purchase and sale of the Bonds pursuant to the Bond Purchase Agreement and the Representation and Indemnity Agreement is an arm’s-length commercial transaction among the Issuer, the Company and the Underwriters, (ii) in connection therewith and with the process leading to such transaction, the Underwriters are acting solely as principal and not the agent or fiduciary of the Issuer or the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Issuer or the Company with respect to the offering of the Bonds or the process leading thereto (irrespective of whether an Underwriter or any of its affiliates have advised or are currently advising the Issuer or the Company on other matters) or any other obligation to the Issuer or the Company except the obligations expressly set forth in the Bond Purchase Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer or the Company, in connection with such transaction or the process leading thereto.

(o) The Official Statement may be delivered in printed and/or electronic form to the extent permitted by applicable rules of the Municipal Securities Rulemaking Board and as may be agreed by the Issuer, the Company and the Senior Manager. If the Official Statement has been prepared in electronic form, the Company hereby confirms that it does not object to distribution of the Official Statement in electronic form.

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Schedule II to

Bond Purchase Agreement

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

(a) The Issuer is an Arizona. nonprofit corporation and, pursuant to Title 35, Chapter 6, Arizona Revised Statutes, as amended (the “Act”), is a political subdivision of the State of Arizona duly organized and existing under the laws of the State of Arizona. To the best knowledge of the Issuer, the Issuer has complied, and the issuance of the Bonds pursuant to, and the consummation of the transactions contemplated by, the Bond Purchase Agreement, the Indenture and the Loan Agreement, in accordance with the terms of each thereof, will comply, in all respects with the Constitution of the State of Arizona and the Act. The Issuer has duly adopted the Indenture and duly adopted and authorized the execution and delivery of the Bond Purchase Agreement and has duly authorized and will execute and deliver the Loan Agreement. Subject to the acceptance of the Indenture by the Trustee, the Issuer has duly authorized the issuance, sale and delivery of the Bonds pursuant to the terms of the Bond Purchase Agreement. To the best knowledge of the Issuer, the Issuer has also authorized the taking of any and all such action as may be required on the part of the Issuer to carry out, give effect to and consummate the transactions contemplated by each of the foregoing documents.

(b) To the best knowledge of the Issuer, the approval, execution and delivery of the Bond Purchase Agreement and the adoption of the Indenture, did not, and the execution and delivery of the Loan Agreement and compliance with the provisions of the Bond Purchase Agreement, the Loan Agreement and the Indenture will not, conflict with or constitute on the part of the Issuer a violation of, breach of or default under any statute, ordinance or resolution by which the Issuer is bound or any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Issuer is a party, or, to the knowledge of the Issuer, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties; and, to the best knowledge of the Issuer, all consents, approvals, authorizations and orders of governmental or regulatory authorities which are required on the part of the Issuer for the consummation of the transactions contemplated thereby have been obtained.

(c) To the best knowledge of the Issuer, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or threatened against or affecting the Issuer, to restrain or enjoin the issuance or sale of the Bonds or wherein an unfavorable decision, ruling or finding would materially and adversely affect the transactions contemplated by the Bond Purchase Agreement, or which, in any way, would adversely affect the validity or enforceability of the Bonds, the Indenture, the Loan Agreement, the Bond Purchase Agreement or any agreement or instrument to which the Issuer is a party, used or contemplated for use in the consummation of the transactions contemplated by the Bond Purchase Agreement. Any certificate signed by any official of the Issuer and delivered to the Underwriters shall be deemed a representation by the Issuer to the Underwriters as to the truth of the statements therein made.

(d) The Issuer acknowledges and agrees that (i) the purchase and sale of the Bonds pursuant to the Bond Purchase Agreement and the Representation and Indemnity Agreement is

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an arm’s-length commercial transaction among the Issuer, the Company and the Underwriters, (ii) in connection therewith and with the process leading to such transaction, the Underwriters are acting solely as principal and not the agent or fiduciary of the Issuer or the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Issuer or the Company with respect to the offering of the Bonds or the process leading thereto (irrespective of whether an Underwriter or any of its affiliates have advised or are currently advising the Issuer or the Company or its affiliates on other matters) or any other obligation to the Issuer or the Company except the obligations expressly set forth in this Bond Purchase Agreement and (iv) the Issuer has consulted its own legal and financial advisors to the extent it deemed appropriate. The Issuer agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Issuer or the Company, in connection with such transaction or the process leading thereto.

NOTE: Each affirmation by the Issuer of the foregoing representations and warranties shall be subject to the following conditions: (1) that neither the Bonds nor the Bond Purchase Agreement shall constitute a debt or a pledge of the faith and credit of the Issuer or give rise to any pecuniary liability on the part of the Issuer payable other than from amounts derived under or pursuant to the Loan Agreement, the Indemnity Agreement or the Bond Purchase Agreement; and (2) no obligation, covenant, representation or warranty of the Issuer under the Bond Purchase Agreement shall be deemed to be an obligation, covenant, representation or warranty of any officer of the Issuer in his individual capacity, and no officer of the Issuer executing the Bond Purchase Agreement shall be liable personally thereon.

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Schedule III to

Bond Purchase Agreement

TERMS OF BONDS

TO BE PURCHASED BY THE UNDERWRITERS

2009 Series A

Fixed Interest Rate	Maturity	Amount	Optional Redemption Date	Price
7.25%	February 1, 2040	$63,500,000	February 1, 2019	100%

2009 Series B

Fixed Interest Rate	Maturity	Amount	Optional Redemption Date	Price
7.25%	April 1, 2040	$37,100,000	April 1, 2019	100%

EXHIBIT A to

Bond Purchase Agreement

Official Statement

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EXHIBIT B to

Bond Purchase Agreement

EL PASO ELECTRIC COMPANY

100 North Stanton

El Paso, TX 79901

March 19, 2009

J.P. Morgan Securities Inc., as Senior Manager

383 Madison Avenue, 23rd Floor

New York, NY 10179

Maricopa County, Arizona Pollution Control Corporation

c/o Ryley Carlock & Applewhite

One North Central Avenue

Suite 1200

Phoenix, Arizona 85004

Attention: President

Maricopa County, Arizona Pollution Control Corporation Pollution Control Refunding Revenue Bonds,
2009 Series A, 2009 Series B (E1 Paso Electric Company Palo Verde Project) Representation and Indemnity Agreement

Ladies and Gentlemen:

In order to induce the Maricopa County, Arizona Pollution Control Corporation (the “Issuer”) and J.P. Morgan Securities Inc. (the “Senior Manager”) and BNY Mellon Capital Markets, LLC as Underwriters (together with the Senior Manager, the “Underwriters”), to enter into the Bond Purchase Agreement to be dated the date hereof (the “Bond Purchase Agreement”) relating to the purchase by the Underwriters, and the issuance and sale by the Issuer, of $63,500,000 aggregate principal amount of its Maricopa County, Arizona Pollution Control Corporation Pollution Control Refunding Revenue Bonds, 2009 Series A (El Paso Electric Company Palo Verde Project) (the “Series A Bonds”) and $37,100,000 aggregate principal amount of its Maricopa County, Arizona Pollution Control Corporation Pollution Control Refunding Revenue Bonds, 2009 Series B (El Paso Electric Company Palo Verde Project) (the “Series B Bonds,” together with the Series A Bonds, the “Bonds”) bearing interest and maturing as stated in the Official Statement (as defined in the Bond Purchase Agreement) for the price stated in the Bond Purchase Agreement, the proceeds of which sale will be used to provide for refinancing of certain pollution control facilities of the Company (the “Project”), pursuant to separate Loan Agreements each dated as of March 1, 2009 (collectively, the “Loan Agreement”), between the Issuer and El Paso Electric Company (the “Company”), and in accordance with the provisions of a Tax Certificate of the Issuer dated the date of issuance of the Bonds and a Tax

Certificate of the Company dated the date of issuance of the Bonds (the “Tax Certificates”) and in consideration of the foregoing and the execution and delivery of the Bond Purchase Agreement by the parties thereto, the Company hereby represents and warrants to and covenants with each of the Issuer and the Underwriters as follows:

1. Bond Purchase Agreement. The Company has received the form of, and will receive an executed counterpart of, the Bond Purchase Agreement and acknowledges its acceptance of, and concurrence in, the terms and conditions thereof and hereby approves the terms and provisions of the Bonds and the purchase thereof.

2. Representations and Warranties. The Company represents and warrants to the Issuer and the Underwriters that the representations and warranties of the Company set forth in Schedule I to the Bond Purchase Agreement are true and will be true on and as of the date of Closing (such term and the other capitalized terms used herein without definition having the respective meanings specified in the Bond Purchase Agreement).

3. Indemnification and Contribution Between the Company and the Underwriters. (a) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 20 of the Securities Exchange Act of 1934 (the “Exchange Act”), or Section 15 of the Securities Act of 1933 (the “Securities Act”), from and against any and all losses, claims, damages, and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Official Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements in accordance with paragraph 5(c) hereof) used during the period set forth in paragraph 5(e) hereof, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading; except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission or alleged untrue statement or alleged omission based on information furnished in writing to the Company by the Underwriters expressly for use therein or in connection with the offering of the Bonds.

(b) The Underwriters agree to indemnify and hold harmless the Company and any person controlling the Company within the meaning of Section 20 of the Exchange Act or Section 15 of the Securities Act to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information relating to the Underwriters furnished in writing by the Underwriters expressly for use in the Official Statement.

(c) In case any proceeding (including any governmental or regulatory investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this paragraph 3, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel

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shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Company in the case of parties indemnified pursuant to the paragraph (b) above and by the Underwriters in the case of parties indemnified pursuant to the paragraph (a) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided in paragraph (a) or (b) of this paragraph 3 is for any reason, other than as specified therein, held by a court to be unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with the offering of the Bonds, then the indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Issuer on the one hand and the Underwriters on the other from the offering of the Bonds or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Issuer on the one hand and the Underwriters on the other in connection with the matters which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Bonds (before deducting expenses) received by the Issuer bears to the total fees received by the Underwriters from the offering of the Bonds. In the case of an untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company and the Issuer, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Issuer or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. In no case shall the Underwriters be responsible for any amount in excess of the purchase discount or commission applicable to the Bonds purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning

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of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation pursuant to this paragraph (d).

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph 3 were determined by pro rata allocation or other method of allocation which does not take into account the equitable considerations referred to in paragraph (d) above. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of paragraph (d) above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim The remedies provided in this paragraph 3 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

4. Indemnification and Contribution Between the Company and the Issuer. In further consideration of the premises and of the execution and delivery of the Bond Purchase Agreement by the parties thereto, the Company covenants and agrees with the Issuer as follows:

(a) Subject to the conditions set forth below, the Company will indemnify and hold harmless the Issuer, and each member, officer, official and employee of the Issuer against the following:

(i) any and all loss, liability, claim, damage and expense whatsoever, joint or several, to which it or they may become subject, under the Securities Act, the Exchange Act, the Trust Indenture Act of 1939 (the “Trust Indenture Act”), any state securities laws or otherwise, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Official Statement (as from time to time amended and supplemented), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) any and all loss, liability, claim, damage and expense whatsoever, joint or several, to which it or they may become subject, under the Securities Act, the Exchange Act, the Trust Indenture Act, any state securities laws or otherwise, to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii) any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above.

In no case shall the Company be liable under this paragraph (a) with respect to any claim made against the Issuer or any such member, officer, official or employee unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have

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otherwise than on account of this Representation and Indemnity Agreement (this “Agreement”). The Company shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense, of a suit brought to enforce any such claim, but if the Company elects to assume the defense, it shall be conducted by counsel chosen by the Company and satisfactory to the Issuer and each member, officer, official or employee of the Issuer, defendant or defendants in any suit so brought. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Issuer and each member, officer, official or employee of the Issuer, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by them. The Company agrees to notify the Issuer within a reasonable time of the assertion of any claim against it or them, any of the officers or directors or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the sale of the Bonds.

(b) If the indemnification provided for in paragraph (a) is for any reason, other than as specified therein, held by a court to be unavailable and the Issuer has been required to pay damages as a result of a determination by a court that the Official Statement (as from time to time amended or supplemented) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, then the Company shall contribute to the damages paid by the Issuer, but only to the extent that such damages arise out of or are based upon such untrue statement or omission, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Issuer on the other from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Issuer on the other in connection with the statements or omissions which resulted in such damages as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and by the Issuer on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) applied to the financing bear to any fees paid to the Issuer in connection with the issuance and sale of the Bonds. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Issuer and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. For purposes of this paragraph, the term “damages” shall include any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any action or claim which is the subject of the contribution provisions of this paragraph (b). No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation pursuant to this paragraph (b). If the Issuer shall have reasonably concluded that there may be defenses available to it which are different from or additional to and which conflict with those available to the Company, the Company shall not have the right to assume the defense of any such action on behalf of the Issuer and all legal and other expenses incurred by the Issuer pursuant to this paragraph (b) shall be borne by the Company. Anything in this paragraph (b) to the contrary notwithstanding, the Company shall not be liable for (i) the fees and expenses for more than one firm of attorneys for the Issuer in connection

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with any one action or separate but related actions within the same jurisdiction arising out of the same allegation or causes of action or (ii) any settlement of any such claim or action effected without its written consent.

5. Covenants and Agreements. The Company covenants and agrees:

(a) Within one (1) business day hereof (but not later than the date that any confirmation requesting payment from any customer for any of the Bonds is mailed or delivered thereto), the Company shall deliver to the Underwriters copies of the Official Statement, dated the date hereof, relating to the Bonds, in sufficient quantity as may be reasonably be requested by the Underwriters in order to comply with Rule 15c2-12 (“Rule 15c2-12”) under the Exchange Act, in substantially the form attached to the Bond Purchase Agreement as Exhibit A, with such changes as shall have been accepted by the Underwriters;

(b) Not to take or omit to take any action, which action or omission will in any way cause the proceeds from the sale of the Bonds to be applied in a manner other than as provided in the Indenture and the Loan Agreement;

(c) Before amending or supplementing the Official Statement to furnish the Underwriters with a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Underwriters reasonably object;

(d) Prior to the date hereof, the Company shall have delivered to the Underwriters the Preliminary Official Statement together with a certificate of the Company which states that the Preliminary Official Statement was deemed final as of its date for purposes of Rule 15c2-12 except for the information not required to be included therein under Rule 15c2-12.

(e) If, after the date of the Bond Purchase Agreement until twenty-five (25) days after the end of the underwriting period (as defined in the Bond Purchase Agreement), any event shall occur as a result of which it is necessary to amend or supplement the Official Statement in order to make the statements therein, in light of the circumstances when the Official Statement is delivered to a purchaser or “potential customer” (as defined for purposes of Rule 15c2-12(b)(4), not misleading, or it is necessary to amend or supplement the Official Statement to comply with applicable law, to notify the Underwriters (and for the purpose of this clause (e) to provide the Underwriters with such information as they may from time to time request), and to prepare and furnish, at the Company’s sole expense (in a form and manner approved by the Senior Manager) a reasonable number of copies of either amendments of or supplements to the Official Statement so that (x) the statements in the Official Statement as so amended or supplemented will not, in light of the circumstances when the Official Statement is delivered to a purchaser or “potential customer”, be misleading or (y) the Official Statement, as so amended or supplemented, will comply with applicable law;

(f) Between the date of this Agreement and the Closing, the Company will not, without the prior written consent of the Senior Manager, offer, sell, contract to sell or otherwise dispose of any securities of the Issuer or the Company (other than the sale to the Underwriters of the Bonds), respectively, which are substantially similar to the Bonds;

(g) The Company will not take or fail to take any action which would, under the Internal Revenue Code of 1986, as amended and in effect on the date of issuance of the Bonds

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(the “Code”), Regulations of the Department of the Treasury of the United States of America (including Temporary Regulations and Proposed Regulations) under the Code applicable to the Bonds, rulings and court decisions, cause the interest payable on the Bonds to be includable in gross income for Federal income tax purposes of the holders thereof (other than a “substantial user” of the Facilities or a “related person” as those terms are used in Section 147(a) of the Code);

(h) To endeavor in good faith to cooperate with the Underwriters and the Issuer in qualifying the Bonds for sale under the securities laws of such jurisdictions as the Senior Manager may designate and in continuing such qualification in effect so long as required for the distribution of the Bonds;

(i) To pay the expenses set forth in Section 10 of the Bond Purchase Agreement as expenses to be borne by the Company in accordance with the terms thereof and, if the Bond Purchase Agreement shall be terminated by the Underwriters because the Issuer is unable or otherwise fails to perform its obligations under the Bond Purchase Agreement or refuses or otherwise fails to comply with the terms of or to fulfill any of the conditions of the Bond Purchase Agreement or if for any reason the Company shall be unable, refuses or otherwise fails to perform the agreements and actions or comply with the terms and conditions contemplated to be performed, complied with, or fulfilled on the Company’s part under the Bond Purchase Agreement or this Agreement or if the Issuer shall decline to enter into the Bond Purchase Agreement by 11:59 p.m. Maricopa County, Arizona time on the date hereof, to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of their counsel) reasonably incurred by them in connection with the Bond Purchase Agreement, this Agreement and the offering of the Bonds contemplated under the Bond Purchase Agreement;

(j) For a period of five years from the date of this Agreement, to furnish, upon request, to each of the Underwriters, the following:

a) as soon as practicable after the end of each fiscal year a consolidated balance sheet and consolidated statements of earnings (loss) and retained earnings (deficit) of the Company as at the end of and for such years, all in reasonable detail and certified by independent public accountants, and also copies of the annual and interim reports of the Company to its stockholders as soon as the same have been sent to such stockholders; and

b) as soon as practicable after the end of each quarter of its fiscal year one copy of a consolidated balance sheet as at the end of such period and consolidated statements of earnings (loss) and retained earnings (deficit) for said period in reasonable detail, none of which statements need be audited but shall be certified as correct by a Vice President, the Treasurer or Assistant Treasurer of the Company;

(k) To file timely all reports required to be filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act subsequent to the date of the Official Statement and for so long as the delivery of a copy of such Official Statement is required to be delivered in connection with sales by the Underwriters or any securities dealer;

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(l) That all representations and warranties and covenants and agreements of the Company contained herein, including the indemnity agreements of the Company contained herein, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriters or controlling person of any Underwriter, or by or on behalf of the Issuer, or any member, officer, official or employee of the Issuer or by or on behalf of the Company, or any officer, director or controlling person of the Company, or of any termination of this Agreement or the Bond Purchase Agreement, and shall survive delivery of and payment for the Bonds; and

(m) That any certificate signed by any officer of the Company and delivered to the Issuer, the Underwriters or to Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Issuer and to the Underwriters as to the statements made therein.

6. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns and the members, officers, officials, employees and controlling persons and the officers and directors referred to herein, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said members, officers, officials, employees and controlling persons and said officers and directors and for the benefit of no other person or corporation. No purchaser of any of the Bonds from any Underwriter shall be construed a successor or assign merely by reason of such purchase.

7. Choice of Law. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

8. Notices. All communications hereunder shall be in writing and if sent to the Issuer or the Underwriters shall be in accordance with Section 12 of the Bond Purchase Agreement and if sent to the Company shall be mailed, delivered or sent electronically or by facsimile and confirmed to it at 100 North Stanton, E1 Paso, TX 79901, Attention: Treasurer.

9. Counterparts. This Agreement may be executed in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

10. Statutory Notice. In accordance with the terms thereof, notice is hereby given of Title 38, Chapter 3, Section 38-511, Arizona Revised Statutes, which provides, among other things, that the State of Arizona, its political subdivisions or any department or agency of either may, within three years after its execution, cancel any contract, without penalty or further obligation, made by said State, its political subdivisions, or any of the departments or agencies of either if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of said State, its political subdivisions or any of the departments or agencies of either is, at any time while the contract or any extension of the contract is in effect,

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an employee or agent of any other party to the contract in any capacity or a consultant to any other party of the contract with respect to the subject matter of the contract.

11. Authority of Senior Manager. The Senior Manager hereby represents that it has been authorized by the Underwriters to take all action hereunder on behalf of the Underwriters.

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If the foregoing is in accordance with your understanding of the agreement between you and the Company, kindly sign and return to the Company the enclosed duplicate of this letter agreement whereupon it will constitute a binding agreement between you and the Company in accordance with its terms.

Very truly yours,

EL PASO ELECTRIC COMPANY

By:
Name:
Title:

MARICOPA COUNTY, ARIZONA POLLUTION CONTROL CORPORATION

By:
Name:
Title:

J.P. MORGAN SECURITIES INC.

By:
Name:
Title:

BNY MELLON CAPITAL MARKETS, LLC

By:
Name:
Title: